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EXHIBIT NO. 4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 9, 1996, relating to the financial statements of American Tire Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ SALTZ, SHAMIS & GOLDFARB, INC.

308 North Cleveland-Massillon Road
Akron, Ohio  44333-9302

April 7, 1997